Exhibit 99.1

PRESS RELEASE

US$

ABWTQ (OTC)

AbitibiBowater Announces Private Offering of

$750,000,000 of Senior Secured Notes

MONTREAL, September 14, 2010 – AbitibiBowater Inc. (“AbitibiBowater”) announced today the commencement of a private offering (the “Offering”) of $750,000,000 of Senior Secured Notes due 2018 (the “Notes”). The Offering is a component of AbitibiBowater’s previously announced plans of reorganization and emergence from creditor protection in the U.S. and Canada.

The Notes will be senior secured obligations of AbitibiBowater, and will be guaranteed by AbitibiBowater’s existing and future wholly-owned material U.S. subsidiaries.

The Notes have not been and will not be registered under the Securities Act or any state securities laws. Further, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and, therefore, will be subject to substantial restrictions on transfer. The Offering is being made only to qualified institutional buyers inside the United States and to certain non-U.S. investors located outside the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

Statements in this press release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about AbitibiBowater’s exit financing plans and the terms of the Offering. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “plan,” “will,” and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of AbitibiBowater and its subsidiaries.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability to obtain proposed financing on terms satisfactory to AbitibiBowater or at all, the condition of the U.S. credit markets generally and difficult industry conditions. Additional factors are detailed from time to time in AbitibiBowater’s filings with the Securities and Exchange Commission (SEC), including those factors contained in AbitibiBowater’s Current Report on Form 8-K filed on September 14, 2010. All forward-looking statements in this news release are expressly qualified by information contained in AbitibiBowater’s filings with the SEC. AbitibiBowater disclaims any obligation to update or revise any forward-looking information.

Contacts

Investors Duane Owens Vice President, Finance 864 282-9488	Media and Others Seth Kursman Vice President, Public Affairs, Sustainability & Environment 514 394-2398 seth.kursman@abitibibowater.com